A special meeting of Fidelity Pennsylvania Municipal Money Market Fund's shareholders was held on January 18, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	667,201,902.33	95.261
Withheld	33,193,298.35	4.739
TOTAL	700,395,200.68	100.000
Albert R. Gamper, Jr.
Affirmative	667,477,031.41	95.300
Withheld	32,918,169.27	4.700
TOTAL	700,395,200.68	100.000
Robert M. Gates
Affirmative	666,308,716.35	95.133
Withheld	34,086,484.33	4.867
TOTAL	700,395,200.68	100.000
George H. Heilmeier
Affirmative	664,652,778.09	94.897
Withheld	35,742,422.59	5.103
TOTAL	700,395,200.68	100.000
Abigail P. Johnson
Affirmative	664,170,496.79	94.828
Withheld	36,224,703.89	5.172
TOTAL	700,395,200.68	100.000
Edward C. Johnson 3d
Affirmative	663,788,907.22	94.773
Withheld	36,606,293.46	5.227
TOTAL	700,395,200.68	100.000
Stephen P. Jonas
Affirmative	667,006,752.59	95.233
Withheld	33,388,448.09	4.767
TOTAL	700,395,200.68	100.000
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	666,373,338.05	95.142
Withheld	34,021,862.63	4.858
TOTAL	700,395,200.68	100.000
Ned C. Lautenbach
Affirmative	666,334,938.56	95.137
Withheld	34,060,262.12	4.863
TOTAL	700,395,200.68	100.000
William O. McCoy
Affirmative	665,764,692.27	95.056
Withheld	34,630,508.41	4.944
TOTAL	700,395,200.68	100.000
Robert L. Reynolds
Affirmative	667,335,421.55	95.280
Withheld	33,059,779.13	4.720
TOTAL	700,395,200.68	100.000
Cornelia M. Small
Affirmative	667,579,724.56	95.315
Withheld	32,815,476.12	4.685
TOTAL	700,395,200.68	100.000
William S. Stavropoulos
Affirmative	665,215,267.33	94.977
Withheld	35,179,933.35	5.023
TOTAL	700,395,200.68	100.000
Kenneth L. Wolfe
Affirmative	666,060,714.08	95.098
Withheld	34,334,486.60	4.902
TOTAL	700,395,200.68	100.000
A Denotes trust-wide proposal and voting results.

A special meeting of Fidelity Pennsylvania Municipal Income Fund's shareholders was held on January 18, 2006. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	4,012,578,790.76	95.238
Withheld	200,653,306.55	4.762
TOTAL	4,213,232,097.31	100.000
Albert R. Gamper, Jr.
Affirmative	4,015,643,707.84	95.310
Withheld	197,588,389.47	4.690
TOTAL	4,213,232,097.31	100.000
Robert M. Gates
Affirmative	4,004,345,809.00	95.042
Withheld	208,886,288.31	4.958
TOTAL	4,213,232,097.31	100.000
George H. Heilmeier
Affirmative	4,008,127,523.93	95.132
Withheld	205,104,573.38	4.868
TOTAL	4,213,232,097.31	100.000
Abigail P. Johnson
Affirmative	3,993,175,527.66	94.777
Withheld	220,056,569.65	5.223
TOTAL	4,213,232,097.31	100.000
Edward C. Johnson 3d
Affirmative	3,987,333,615.26	94.638
Withheld	225,898,482.05	5.362
TOTAL	4,213,232,097.31	100.000
Stephen P. Jonas
Affirmative	4,010,007,680.52	95.177
Withheld	203,224,416.79	4.823
TOTAL	4,213,232,097.31	100.000
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	4,010,231,303.96	95.182
Withheld	203,000,793.35	4.818
TOTAL	4,213,232,097.31	100.000
Ned C. Lautenbach
Affirmative	4,009,136,177.44	95.156
Withheld	204,095,919.87	4.844
TOTAL	4,213,232,097.31	100.000
William O. McCoy
Affirmative	4,001,996,735.35	94.986
Withheld	211,235,361.96	5.014
TOTAL	4,213,232,097.31	100.000
Robert L. Reynolds
Affirmative	4,010,560,206.65	95.190
Withheld	202,671,890.66	4.810
TOTAL	4,213,232,097.31	100.000
Cornelia M. Small
Affirmative	4,011,161,760.21	95.204
Withheld	202,070,337.10	4.796
TOTAL	4,213,232,097.31	100.000
William S. Stavropoulos
Affirmative	4,001,217,912.57	94.968
Withheld	212,014,184.74	5.032
TOTAL	4,213,232,097.31	100.000
Kenneth L. Wolfe
Affirmative	4,011,439,868.05	95.211
Withheld	201,792,229.26	4.789
TOTAL	4,213,232,097.31	100.000

A Denotes trust-wide proposal and voting results.

PROPOSAL 2
To change Fidelity Pennsylvania Municipal Income Fund from a diversified to a non-diversified fund.
	# of Votes	% of Votes
Affirmative	138,944,647.47	74.679
Against	29,304,872.03	15.751
Abstain	10,404,283.99	5.592
Broker Non-Votes	7,402,189.22	3.978
TOTAL	186,055,992.71	100.000